AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made as of this 1st day of October, 2004, between VANGUARD HORIZON FUNDS, a Delaware statutory trust (the "Trust"), and MARATHON ASSET MANAGEMENT LLP, a United Kingdom partnership (the "Advisor").

                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust offers a series of shares known as Vanguard Global Equity Fund (the "Fund"); and

     WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the Fund, and the Advisor is willing to render such services.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust and the Advisor hereby agree as follows:

     1. APPOINTMENT OF ADVISOR. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the "Marathon Portfolio"). As of the date of this Agreement, the Marathon Portfolio will consist of the portion of the assets of the Fund that the Board of Trustees has determined to assign to the Advisor, as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISOR. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the MARATHON Portfolio; to continuously review, supervise, and administer an investment program for the MARATHON Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the MARATHON Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions. To the extent expressly permitted by the written policies and procedures established by the Board of Trustees, and subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, any interpretations thereof by the Securities and Exchange Commission (the "SEC") or its staff, and other applicable law, the Advisor is permitted to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities to the accounts as to which it exercises investment discretion. The execution of such transactions in conformity with the authority expressly referenced in the immediately preceding sentence shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Advisor agrees to use its best efforts to comply with any directed brokerage or other brokerage arrangements that the Fund communicates to the Advisor in writing. The Advisor will promptly communicate to the Trust's officers and the Board of Trustees any information relating to the portfolio transactions the Advisor has directed on behalf of the MARATHON Portfolio as such officers or the Board may reasonably request.

     4. COMPENSATION OF ADVISOR. For services to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefore, an investment advisory fee at the rate specified in Schedule A to this Agreement. The fee will be calculated based on annual percentage rates applied to the average month-end net assets of the MARATHON Portfolio and will be paid to the Advisor quarterly.

     5. REPORTS. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in partners of the Advisor.

     6. COMPLIANCE.

     6.1. COMPLIANCE WITH APPLICABLE LAW AND BOARD REQUIREMENTS. The Advisor agrees to comply with all Applicable Law and all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     6.2. DISCLOSURE OF COMPLIANCE MATTERS. If the Advisor receives any written or other communication concerning or constituting a Compliance Matter, then the Advisor shall provide the Trust a written summary of the material facts and circumstances concerning such Compliance Matter within five (5) calendar days of the earlier of the date on which such Compliance Matter was received by the Advisor, or the date on which the general counsel's office of the Advisor obtained actual knowledge of such Compliance Matter. The Advisor shall provide the Trust with a written summary of any material changes in the facts or circumstances concerning any Compliance Matter within (5) calendar days of the occurrence of such changes.

     6.3 CERTAIN DEFINITIONS. "Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor. "Compliance Matter" means any written or other communication sent to the Advisor by any foreign, federal or state agency or regulatory authority or any self-regulatory authority in connection with any of the following: (i) the Advisor's compliance with, or failure to comply with, Applicable Law as they relate to the Advisor's investment management operations; (ii) the business or affairs of the Advisor or any current or former client of the Advisor as they relate to the Advisor's investment management operations; or
          (iii) compliance by any person other than the Advisor with, or such person's failure to comply with, Applicable Law as they relate to the Advisor's investment management operations.

     7. STATUS OF ADVISOR. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

     8. LIABILITY OF ADVISOR. No provision of this Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. LIMITATIONS ON CONSULTATIONS. The Advisor is prohibited from consulting with other advisors of the Fund, except Vanguard, concerning transactions for the Fund in securities or other assets.

     10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective on the date hereof and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as this Agreement is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, on thirty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and (iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Fund, at:

              Vanguard Horizon Funds - Vanguard Global Equity Fund
              P.O. Box 2600
              Valley Forge, PA 19482
              Attention:  Jeffrey S. Molitor
              Telephone: 610-669-6303
              Facsimile:  610-503-5855

              If to the Advisor, at:

              Marathon Asset Management LLP
              Orion House
              5 Upper St. Martin's Lane
              London WC2H 9EA
              Attention: Wilson Phillips
              Telephone: +44(0)20 7497 2211
              Facsimile: +44(0)20 7497 2399


This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

     As used in this Section 9, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     12. CONFIDENTIALITY. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Fund, the Trust, or Vanguard and shall not disclose any such information to any person other than the Trust, the Board of Directors of the Trust, Vanguard), and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust,
(ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Directors of the Trust, or Vanguard.

     13. PROXY POLICY. The Advisor acknowledges that Vanguard will vote the shares of all securities that are held by the Fund unless other mutually acceptable arrangements are made with the Advisor with respect to the MARATHON Portfolio.

     14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

         IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

MARATHON ASSET MANAGEMENT LLP          VANGUARD HORIZON FUNDS


/s/ William Arah       5-10-2004         /s/John J. Brennan
--------------------   ---------        ------------------- ---------
Signature              Date             Signature           Date



     William Arah     5-10-2004         John J. Brennan
--------------------   ---------        ------------------- ---------
Print Name             Date             Print Name          Date

                                   SCHEDULE A

Pursuant to Section 4 of the Agreement, the Fund shall pay the Advisor compensation as follows:

          14.1.CALCULATION OF THE BASE FEE. The Base Fee for each fiscal quarter of the MARATHON Portfolio is calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the MARATHON Portfolio for the quarter:

                     ---------------------------------------------------------
                                   Annual Percentage Rate Schedule
                     ---------------------------------------------------------
                          Average Month-End                Annual Percentage
                              Net Assets                         Rate
                     ---------------------------------------------------------
                      On the first $100 million                    0.45%
                     ---------------------------------------------------------
                       On the next $150 million                    0.40%
                     ---------------------------------------------------------
                     On assets over $250 million                   0.25%
                     ---------------------------------------------------------


          14.2.CALCULATION  OF THE  PERFORMANCE  ADJUSTMENT.  The Basic Fee,  as
               provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the MARATHON Portfolio relative to the investment performance of the Morgan Stanley Capital International - All Country Index (the "Index"). The investment performance of the MARATHON Portfolio will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Index for the same time period. The Adjustment applies as follows:

------------------------------------------------------------------------------------------------------------------
                                         PERFORMANCE ADJUSTMENT SCHEDULE
------------------------------------------------------------------------------------------------------------------
  CUMULATIVE 36-MONTH PERFORMANCE OF MARATHON PORTFOLIO VS.                PERFORMANCE FEE ADJUSTMENT
                            INDEX                                         AS A PERCENTAGE OF BASIC FEE*
-----------------------------------------------------------------------------------------------------------------
                    Exceeds by 3% or less                                       -0.50 x Basic Fee
-----------------------------------------------------------------------------------------------------------------
               Exceeds by more than 3% up to 6%                                 -0.25 x Basic Fee
-----------------------------------------------------------------------------------------------------------------
                   Exceeds by 6% through 9%                                     0.00 x Basic Fee
-----------------------------------------------------------------------------------------------------------------
          Exceeds by more than 9% but less than 12%                             +0.25 x Basic Fee
-----------------------------------------------------------------------------------------------------------------
                    Exceeds by 12% or more                                      +0.50 x Basic Fee
-----------------------------------------------------------------------------------------------------------------
* For purposes of determining the fee adjustment calculation, the quarterly rate is applied  against the net assets of the MARATHON  Portfolio  averaged over the same time period for which the performance is measured.

          14.3.OTHER  SPECIAL  RULES  RELATING TO  ADVISOR'S  COMPENSATION.  The
               following   special  rules  will  also  apply  to  the  Advisor's
               compensation:

               (a) MARATHON PORTFOLIO UNIT VALUE. The "MARATHON Portfolio unit value" shall be determined by dividing the total net assets of the MARATHON Portfolio by a given number of units. The number of units in the MARATHON Portfolio shall be equal to the total shares outstanding of the Fund on the effective date of this Agreement; provided, however, that as assets are added to or withdrawn from the MARATHON Portfolio, the number of units in the MARATHON Portfolio shall be adjusted based on the unit value of the MARATHON Portfolio on the day such changes are executed.

               (b) MARATHON PORTFOLIO PERFORMANCe. The investment performance of the MARATHON Portfolio for any period, expressed as a percentage of the MARATHON Portfolio unit value at the beginning of the period, will be the sum of: (i) the change in the MARATHON Portfolio unit value during such period;
                    (ii) the unit value of the Fund's cash distributions from the MARATHON Portfolio's net investment income and realized net capital gains (whether short or long term) having an ex-dividend date occurring within the period; and (iii) the unit value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period by the MARATHON
                    Portfolio, expressed as a percentage of the MARATHON Portfolio unit value at the beginning of such period. For this purpose, the value of distributions of realized capital gains per unit of the MARATHON Portfolio, of dividends per unit of the MARATHON Portfolio paid from investment income, and of capital gains taxes per unit of the MARATHON
                    Portfolio paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in units of the MARATHON Portfolio at the unit value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends, and taxes. For purposes of calculating investment performance, the MARATHON Portfolio unit value will be determined net of all fees and expenses of the Fund attributable to the MARATHON Portfolio. Thus, the performance of the MARATHON Portfolio will be net of all fees and expenses of the Fund attributable to the MARATHON Portfolio when compared to the Index.

               (c) INDEX PERFORMANCE. The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, will be the sum of (i) the change in the level of the Index during such period, and
                    (ii) the value, computed consistently with the Index, of cash distributions having an ex-dividend date occurring within such period made by companies whose securities make up the Index. For this purpose, cash distributions on the securities that make up the Index will be treated as reinvested in the Index, at least as frequently as the end of each calendar quarter following the payment of the dividend. The calculation will be gross of applicable costs and expenses, and consistent with the methodology used by the Index provider.

               (d) PERFORMANCE COMPUTATIONS. The foregoing notwithstanding, any computation of the investment performance of the MARATHON Portfolio and the investment record of the Index shall be in accordance with any then applicable rules of the U.S. Securities and Exchange Commission.

               (e) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days the Advisor performed services hereunder during the fiscal quarter in which such termination becomes effective as a percentage of the total number of days in such quarter.

                             VANGUARD HORIZON FUNDS
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                            EFFECTIVE OCTOBER 1, 2004

     This Addendum amends the Amended and Restated Investment Advisory Agreement (the "Agreement") dated October 1, 2004 between VANGUARD HORIZON FUNDS, a Delaware statutory trust (the "Trust") and MARATHON ASSET MANAGEMENT LLP, a United Kingdom partnership (the "Advisor") with effect from October 1, 2004 as follows:

         The following chart should be deleted from Section 14.2 of the
Agreement:

--------------------------------------------------------------------------------
                         PERFORMANCE ADJUSTMENT SCHEDULE
--------------------------------------------------------------------------------
  CUMULATIVE 36-MONTH PERFORMANCE                  PERFORMANCE FEE ADJUSTMENT
  OF MARATHON PORTFOLIO VS.INDEX                   AS A PERCENTAGE OF BASIC FEE*
---------------------------------------------- ---------------------------------
           Exceeds by 3% or less                    -0.50 x Basic Fee
---------------------------------------------- ---------------------------------
      Exceeds by more than 5% up to 6%              -0.25 x Basic Fee
---------------------------------------------- ---------------------------------
          Exceeds by 6% through 9%                  0.00 x Basic Fee
---------------------------------------------- ---------------------------------
 Exceeds by more than 9% but less than 12%          +0.25 x Basic Fee
---------------------------------------------- ---------------------------------
           Exceeds by 12% or more                   +0.50 x Basic Fee
---------------------------------------------- ---------------------------------
* For purposes of determining the fee adjustment calculation, the quarterly rate is applied against the net assets of the MARATHON Portfolio averaged over the same time period for which the performance is measured.

     In lieu of the above  chart,  the  following  chart  should be  inserted in
Section 14.2 of the Agreement:

--------------------------------------------------------------------------------
                         PERFORMANCE ADJUSTMENT SCHEDULE
--------------------------------------------------------------------------------
  CUMULATIVE 36-MONTH PERFORMANCE                  PERFORMANCE FEE ADJUSTMENT
  OF MARATHON PORTFOLIO VS.INDEX                   AS A PERCENTAGE OF BASIC FEE*
--------------------------------------------------------------------------------
           Exceeds by 3% or less                    -0.50 x Basic Fee
---------------------------------------------- ---------------------------------
      Exceeds by more than 3% up to 6%              -0.25 x Basic Fee
---------------------------------------------- ---------------------------------
          Exceeds by 6% through 9%                  0.00 x Basic Fee
---------------------------------------------- ---------------------------------
Exceeds by more than 9% but less than 12%           +0.25 x Basic Fee
---------------------------------------------- ---------------------------------
           Exceeds by 12% or more                   +0.50 x Basic Fee
---------------------------------------------- ---------------------------------
* For purposes of determining the fee adjustment calculation, the quarterly rate is applied against the net assets of the MARATHON Portfolio averaged over the same time period for which the performance is measured.

No Effect on Other Provisions. Except with respect to this administrative change, all provisions of the Amended and Restated Investment Advisory Agreement dated October 1, 2004 remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 6th day of May, 2005.


VANGUARD HORIZON FUNDS

         JOHN J. BRENNAN
------------------------------
Chairman, CEO and President


MARATHON ASSET MANAGEMENT LLP

By        NEIL OSTRER
------------------------------

Title     MEMBER
------------------------------